SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549-1004

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report
(Date of earliest event reported)	November 21, 2003

Delphi Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-14787	38-3430473

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

5725 Delphi Drive, Troy, Michigan	48098

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(248) 813-2000

SIGNATURES
EXHIBIT INDEX
Underwriting Agreement
Subordinated Indenture
Certificate of Amendment
Junior Subordinated Note
Opinion of Shearman & Sterling LLP
Statement of Eligibility on Form T
Statement of Eligibility on Form T

ITEM 5. OTHER EVENTS

     Delphi Corporation and Delphi Trust II, a statutory trust formed under the laws of the State of Delaware, filed with the Securities and Exchange Commission under Rule 424(b) of the Securities Act of 1933, as amended, a Prospectus Supplement relating to (i) the offer and sale by the Trust of 150,000 shares of its Adjustable Rate Trust Preferred Securities (five year initial fixed rate period) (liquidation amount $1,000 per trust preferred security) (the “Preferred Securities”) and (ii) in connection therewith, the issuance to the Trust by Delphi of its Adjustable Rate Junior Subordinated Notes due 2033 in the aggregate principal amount of $155 million, which transactions were consummated today. Concurrently with the issuance of the Preferred Securities by the Trust, Delphi made a cash contribution to the Trust, the proceeds of which, together with the proceeds from the sale of the Preferred Securities, were used by the Trust to purchase as trust assets the Junior Subordinated Notes. The Preferred Securities were issued pursuant to an Amended and Restated Declaration of Trust of the Trust dated as of November 21, 2003, among Delphi, as sponsor, the Administrative Trustees named therein, J.P. Morgan Trust Company, N.A. (successor in interest to Bank One Trust Company, N.A.), as property trustee, and Chase Manhattan Bank USA, N.A. (successor in interest to Bank One Delaware, Inc.), as Delaware trustee. The Junior Subordinated Notes were issued under an Indenture dated as of October 28, 2003, between Delphi and J.P. Morgan Trust Company, National Association (successor in interest to Bank One Trust Company, N.A.), as indenture trustee. The Preferred Securities are guaranteed by Delphi to the extent described in the Prospectus Supplement and the accompanying Prospectus (forming a part of the Registration Statements on Form S-3 (Registration Statement No. 333-101478 and Registration Statement No. 333-108477, which also constitutes a post-effective amendment to Registration Statement No. 333-101478)), pursuant to a Guarantee Agreement dated as of November 21, 2003 (the “Guarantee”), between Delphi and J.P. Morgan Trust Company, N.A. (successor in interest to Bank One Trust Company, N.A.), as guarantee trustee. The Preferred Securities were sold pursuant to an Underwriting Agreement dated as of November 14, 2003 (the “Underwriting Agreement”), among Delphi, the Trust and the Underwriters named therein.

     The following documents are filed as exhibits hereto: (1) the Underwriting Agreement, (2) the Subordinated Indenture, (3) the Certificate of Amendment to the Certificate of Trust of Delphi Trust II, reflecting the succession in interest by Chase Manhattan Bank USA, National Association to Bank One Delaware, Inc. and (4) the Junior Subordinated Note. The opinion of Shearman & Sterling LLP, regarding certain U.S. federal income tax considerations for holders of the Preferred Securities described in the Prospectus Supplement referred to above, is filed as Exhibit 8.1 hereto and the Statements of Eligibility on Forms T-1 of J.P. Morgan Trust Company, National Association are filed as Exhibits 25.1 and 25.2 hereto.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits.

1.1	Underwriting Agreement between Delphi, the Trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., as representatives of the several underwriters named therein.

4.1	Subordinated Indenture.

4.2	Certificate of Amendment to the Certificate of Trust of Delphi Trust II.

4.3	Junior Subordinated Note.

8.1	Opinion of Shearman & Sterling LLP (including consent) regarding certain U.S. federal income tax considerations for holders of the Preferred Securities.

25.1	Statement of Eligibility on Form T-1 of J.P. Morgan Trust Company, National Association, as trustee under the Subordinated Indenture, the Indenture, dated as of April 28, 1999, between Delphi and J.P. Morgan Trust Company, National Association (as successor in interest to Bank One Trust Company, N.A.), and the Guarantees with respect to preferred securities issuable by each of Delphi Trust I, Delphi Trust II, Delphi Trust III and Delphi Trust IV.

25.2	Statement of Eligibility on Form T-1 of J.P. Morgan Trust Company, National Association, as trustee under the Amended and Restated Declarations of Trust for each of Delphi Trust I, Delphi Trust II, Delphi Trust III and Delphi Trust IV.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI CORPORATION

November 21, 2003	By:	/s/ John D. Sheehan John D. Sheehan Chief Accounting Officer and Controller

EXHIBIT INDEX

No.	Description

1.1	Form of Underwriting Agreement between Delphi and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representative of the several underwriters named therein.

4.1	Subordinated Indenture.

4.2	Certificate of Amendment to the Certificate of Trust of Delphi Trust II.

4.3	Junior Subordinated Note.

8.1	Opinion of Shearman & Sterling LLP (including consent) regarding certain U.S. federal income tax considerations for holders of the Preferred Securities.

25.1	Statement of Eligibility on Form T-1 of J.P. Morgan Trust Company, National Association, as trustee under the Subordinated Indenture, the Indenture, dated as of April 28, 1999, between Delphi and J.P. Morgan Trust Company, National Association (as successor in interest to Bank One Trust Company, N.A.), and the Guarantees with respect to preferred securities issuable by each of Delphi Trust I, Delphi Trust II, Delphi Trust III and Delphi Trust IV.

25.2	Statement of Eligibility on Form T-1 of J.P. Morgan Trust Company, National Association, as trustee under the Amended and Restated Declarations of Trust for each of Delphi Trust I, Delphi Trust II, Delphi Trust III and Delphi Trust IV.